Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 2019 and September 6, 2019, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14 No. 333-233664) and related Prospectus of Portman Ridge Finance Corporation relating to the reorganization of OHA Investment Corporation into Portman Ridge Finance Corporation.

We also consent to the incorporation by reference therein of our report dated March 21, 2019 with respect to the consolidated financial statements of OHA Investment Corporation for the years ended December 31, 2018, 2017 and 2016 included in the Annual Report (Form 10-K) and our report dated September 6, 2019 with respect to the senior securities table of OHA Investment Corporation for each of the five years in the period ended December 31, 2018 included in the Registration statement (Form N-14) and related Prospectus of Portman Ridge Finance Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
October 15, 2019